Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Operating Revenues:
Electric	$1,767	$1,732	$4,356	$4,257
Gas	143	149	904	819
Other	-	-	-	3
Total operating revenues	1,910	1,881	5,260	5,079

Operating Expenses:
Fuel and purchased power	623	634	1,672	1,524
Gas purchased for resale	84	90	641	550
Other operations and maintenance	395	392	1,137	1,112
Depreciation and amortization	162	158	489	472
Taxes other than income taxes	99	98	302	284
Total operating expenses	1,363	1,372	4,241	3,942
Operating Income	547	509	1,019	1,137

Other Income and Expenses:
Miscellaneous income	5	6	13	19
Miscellaneous expenses	(3)	(1)	(4)	(7)
Total other income	2	5	9	12

Interest Charges	82	70	238	221

Income Before Income Taxes, Minority Interest
and Preferred Dividends of Subsidiaries	467	444	790	928

Income Taxes	161	159	273	330

Income Before Minority Interest and Preferred
Dividends of Subsidiaries	306	285	517	598

Minority Interest and Preferred Dividends of Subsidiaries	(13)	(5)	(31)	(12)

Net Income	$293	$280	$486	$586

Earnings per Common Share - Basic and Diluted:	$1.42	$1.37	$2.37	$2.94

Average Common Shares Outstanding	205.9	203.8	205.4	199.6

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended
	September 30,
	2006	2005

Cash Flows From Operating Activities:
Net income	$486	$586
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	507	499
Amortization of nuclear fuel	26	25
Amortization of debt issuance costs and premium/discounts	12	11
Deferred income taxes and investment tax credits, net	7	83
Loss on sale of leveraged leases	4	-
Gain on sales of emission allowances	(25)	(4)
Minority interest	23	1
Other	17	3
Changes in assets and liabilities:
Receivables, net	193	(1)
Materials and supplies	(136)	(94)
Accounts and wages payable	(289)	(72)
Taxes accrued	148	172
Assets, other	(97)	(28)
Liabilities, other	65	(11)
Pension and other postretirement benefit obligations, net	89	7
Net cash provided by operating activities	1,030	1,177

Cash Flows From Investing Activities:
Capital expenditures	(666)	(660)
Acquisitions, net of cash acquired	-	12
Acquisitions of combustion turbines	(292)	-
Nuclear fuel expenditures	(37)	(16)
Proceeds from sale of leveraged leases	11	-
Purchases of emission allowances	(38)	(92)
Sales of emission allowances	12	4
Other	5	16
Net cash used in investing activities	(1,005)	(736)

Cash Flows From Financing Activities:
Dividends on common stock	(391)	(383)
Capital issuance costs	(4)	(4)
Short-term debt, net	118	(394)
Borrowings from credit facility	40	-
Dividends paid to minority interest	(21)	-
Redemptions, Repurchases and Maturities:
Long-term debt	(138)	(262)
Preferred stock	(1)	(1)
Issuances:
Common stock	78	430
Long-term debt	232	382
Net cash used in financing activities	(87)	(232)

Net Change In Cash and Cash Equivalents	(62)	209
Cash and Cash Equivalents at Beginning of Year	96	69

Cash and Cash Equivalents at End of Period	$34	$278

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30,	December 31,
	2006	2005

ASSETS
Current Assets:
Cash and cash equivalents	$34	$96
Accounts receivable - trade	463	552
Unbilled revenue	267	382
Miscellaneous accounts and notes receivable	80	31
Materials and supplies, at average cost	710	572
Other current assets	147	185
Total current assets	1,701	1,818
Property and Plant, Net	14,028	13,572
Investments and Other Assets:
Investments in leveraged leases	31	50
Nuclear decommissioning trust fund	271	250
Goodwill	976	976
Intangible assets	228	246
Other assets	753	419
Regulatory assets	806	831
Total investments and other assets	3,065	2,772

TOTAL ASSETS	$18,794	$18,162

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$465	$96
Short-term debt	311	193
Accounts and wages payable	382	706
Taxes accrued	249	131
Other current liabilities	397	361
Total current liabilities	1,804	1,487
Long-term Debt, Net	5,349	5,354
Preferred Stock of Subsidiary Subject to Mandatory Redemption	18	19
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,013	1,969
Accumulated deferred investment tax credits	121	129
Regulatory liabilities	1,205	1,132
Asset retirement obligations	538	518
Accrued pension and other postretirement benefits	840	760
Other deferred credits and liabilities	144	218
Total deferred credits and other liabilities	4,861	4,726
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	19	17
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,478	4,399
Retained earnings	2,094	1,999
Accumulated other comprehensive loss	(23)	(24)
Other	(3)	(12)
Total stockholders' equity	6,548	6,364

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,794	$18,162